Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Teresa M. Brenner, Alice A. Herald and Edward P. O’Keefe, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2009, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

By:	/s/ Brian T. Moynihan
Brian T. Moynihan Chief Executive Officer and President

Dated: February 26, 2010

Signature	Title	Date

/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer, President and Director (Principal Executive Officer)	February 26, 2010

/s/ Neil A. Cotty Neil A. Cotty	Interim Chief Financial officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2010

/s/ Susan S. Bies Susan S. Bies	Director	February 26, 2010

/s/ William P. Boardman William P. Boardman	Director	February 26, 2010

/s/ Frank P. Bramble, Sr. Frank P. Bramble, Sr.	Director	February 26, 2010

/s/ Virgis W. Colbert Virgis W. Colbert	Director	February 26, 2010

/s/ Charles K. Gifford Charles K. Gifford	Director	February 26, 2010

/s/ Charles O. Holliday, Jr. Charles O. Holliday, Jr.	Director	February 26, 2010

/s/ D. Paul Jones, Jr. D. Paul Jones, Jr.	Director	February 26, 2010

/s/ Monica C. Lozano Monica C. Lozano	Director	February 26, 2010

/s/ Walter E. Massey Walter E. Massey	Director	February 26, 2010

/s/ Thomas J. May Thomas J. May	Director	February 26, 2010

/s/ Donald E. Powell Donald E. Powell	Director	February 26, 2010

/s/ Charles O. Rossotti Charles O. Rossotti	Director	February 26, 2010

/s/ Thomas M. Ryan Thomas M. Ryan	Director	February 26, 2010

/s/ Robert W. Scully Robert W. Scully	Director	February 26, 2010